  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction ofIncorporation or Organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

5001 Celebration Pointe Avenue, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2019, SharpSpring, Inc. (the “Company”) issued a press release to report its financial results for the fourth quarter and full year ended December 31, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard Carlson

On February 21, 2019, the Company entered into an employee agreement amendment with Richard Carlson, the Company’s Chief Executive Officer and President. The employee agreement amendment amends Mr. Carlson’s previous employee agreement to (i) increase his base salary to $340,000 per year, and (ii) increase his annual bonus opportunity to $119,000. Mr. Carlson was also granted a stock option to purchase 17,500 shares of the Company’s common stock at an exercise price of $13.88 per share. The options vest over a 4-year period, with 1/48 vesting each month. The description of Mr. Carlson’s employee agreement amendment is not complete and is qualified in its entirety by reference to the employee agreement amendment attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Additionally, subject to approval by the Company’s Compensation Committee, Mr. Carlson will receive 12,500 restricted stock units from the Company’s contemplated 2019 equity plan. The 2019 equity plan remains subject to review by the Company’s Compensation Committee, and approval by the Board of Directors and stockholders and no awards will be issued from the plan without such review and approval.

Travis Whitton

On February 21, 2019, the Company entered into an employee agreement amendment with Travis Whitton, the Company’s Chief Technology Officer. The employee agreement amendment amends Mr. Whitton’s previous employee agreement to (i) increase his base salary to $200,000 per year, and (ii) increase his annual bonus opportunity to $50,000. Mr. Whitton was also granted a stock option to purchase 10,294 shares of the Company’s common stock at an exercise price of $13.88 per share. The options vest over a 4-year period, 25% vest after one year with the remaining vesting monthly in equal installments of 1/48 thereafter. The description of Mr. Whitton’s employee agreement amendment is not complete and is qualified in its entirety by reference to the employee agreement amendment attached hereto as Exhibit 10.5, which is incorporated by reference herein.

Additionally, subject to review by the Company’s Compensation Committee, Mr. Whitton will receive 7,353 restricted stock units from the Company’s contemplated 2019 equity plan. The 2019 equity plan remains subject to review by the Company’s Compensation Committee, and approval by the Board of Directors and stockholders and no awards will be issued from the plan without such review and approval.

 Adoption of 2019 Executive Bonus Plan

On February 21, 2019, the Company adopted a 2019 Executive Bonus Plan for its executive officers, which provides for quarterly payouts to executives upon obtaining certain levels of revenue and EBITDA. Payouts shall be based on a grid adopted by the Compensation Committee, with 50% of the bonus payout being determined based on revenue levels compared to plan and 50% of the payout being determined based on EBITDA levels compared to plan. The maximum quarterly payout shall be 100% of target, but annual payouts may be adjusted up to 150% of target based on over-achievement of annual metrics following the year end calculation.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employee Agreement Amendment – Richard Carlson.*
10.2	Employee Agreement Amendment – Richard Carlson (incorporated by reference to the Company’s Form 8-K filed 2/12/18).
10.3	Employee Agreement Amendment – Richard Carlson (incorporated by reference to the Company’s Form 8-K filed 4/15/17).
10.4	Employee Agreement – Richard Carlson (incorporated by reference to the Company’s Form 8-K filed 9/14/15).
10.5	Employee Agreement Amendment – Travis Whitton.*
Employee Agreement Amendment – Travis Whitton (incorporated by reference to the Company’s Form 8-K filed 2/12/18).
10.6	Employee Agreement Amendment – Travis Whitton (incorporated by reference to the Company’s Form 8-K filed 8/1/17).
10.7	Employee Agreement Amendment – Travis Whitton (incorporated by reference to the Company’s Form 8-K filed 7/8/16).
10.8	Employee Agreement – Travis Whitton (incorporated by reference to the Company’s Form 8-K filed 7/8/16).
99.1	Press Release dated February 27, 2019 –Fourth Quarter and Full Year 2018 Results*

*    Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: February 27, 2019	By:	/s/ Bradley M. Stanczak
Bradley M. Stanczak,
Chief Financial Officer

3